Exhibit 10.8
BOWHEAD SPECIALTY HOLDINGS INC.
2024 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Award Agreement”), dated as of February 21, 2025 (the “Date of Grant”), is made by and between Bowhead Specialty Holdings Inc., a Delaware corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Bowhead Specialty Holdings Inc. 2024 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Section 1.Grant of Restricted Stock Units. The Company hereby grants to the Participant an award of [____] (__) restricted stock units (the “RSUs”), under and subject to the terms and conditions of this Award Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. Each RSU shall represent the right to receive one (1) share of Common Stock.
Section 2.Vesting of RSUs.
(a)The RSUs shall vest over four years in annual installments with 20% of the RSUs vesting on each of the first second and third anniversary of the Date of Grant and 40% vesting on the fourth anniversary of the Date of Grant (each, a “Vesting Date”); provided, that the Participant remains in continuous employment or service with the Company and its Affiliates through the applicable Vesting Date.
(b)Except as set forth in Section 2(c) or Section 2(d) below, if the Participant’s employment or service with the Company and its Affiliates is terminated for any reason prior to the Vesting Date, then (i) all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.
(c)Notwithstanding any provision of Section 2(a) or Section 2(b) above, or Section 13 of the Plan to the contrary, in the event that a Change in Control occurs (and the RSUs are assumed or substituted in connection therewith), and the Participant’s employment, tenure or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or following the effective date of the Change in Control, then all rights of the Participant with respect to RSUs that have not vested as of the date of such termination shall immediately accelerate and vest and any such restrictions shall lapse. For purposes of this Section 2(c), “Good Reason” shall have the meaning set forth in any employment agreement between the Participant and the Company or its Subsidiaries or, in the absence of any such agreement or in the absence of a similar term in any such agreement, such term, shall mean the occurrence of any of the following events, without the express written consent of the Participant, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Participant to the Company of the occurrence of one of the following reasons: (i) material diminution in the Participant’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (ii) material diminution in the Participant’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) relocation of the Participant’s primary work location by more than fifty (50) miles from its then current location. The Participant will provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within thirty (30) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.
(d)Notwithstanding any provision of Section 2(a) or Section 2(b) to the contrary, if the Participant’s employment or service with the Company and its Affiliates is terminated by reason of (i) death, then all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately accelerate and vest and any such restrictions shall lapse or (ii) Incapacity (other than by reason of death, which is addressed in the foregoing clause (i)) following a Change in Control, then all rights of the Participant with respect to RSUs that have not vested as of the date of such termination shall immediately accelerate and vest and any such restrictions shall lapse.
Section 3.Settlement. The shares of Common Stock underlying any RSUs that become vested in accordance with Section 2 shall be delivered to the Participant as soon as practicable after the applicable date upon which such RSUs vest, but in no event later than March 15 of the year following the year in which such RSUs vest (as applicable, the “Settlement Date”).
Section 4.Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until shares of Common Stock are issued in respect thereof following the applicable date upon which the RSUs vest.
Section 5.Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Award Agreement and the RSUs shall be final and conclusive.
Section 6.Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as a condition to receipt of this Award, to be bound and abide by the provisions of any restrictive covenants provided in any agreement by and between the Company or any of its Affiliates and the Participant, including the Restrictive Covenant Agreement as may be amended from time to time (the “Restrictive Covenants”). If Participant breaches any such Restrictive Covenants owed to the Company or any of its Subsidiaries or any other agreement, as determined by the Committee in its sole discretion: (i) any unvested portion of the Award held by the Participant shall be immediately rescinded and (ii) the Participant shall automatically forfeit any rights that the Participant may have with respect to the RSUs as of the date of such determination. The foregoing remedies set forth in this Section 6 shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

Section 7.Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that the Participant will abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under applicable law.
Section 8.No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment or service at any time for any reason.
Section 9.Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the RSUs; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to any RSUs by cashless exercise or net share settlement, pursuant to which the Company shall withhold from the number of shares of Common Stock that would otherwise be issued upon settlement of the RSUs the largest whole number of shares of Common Stock with a Fair Market Value equal to the applicable tax obligations.
Section 10.Section 409A Compliance. The intent of the parties is that the payments and benefits under this Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Award Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Award Agreement or any other arrangement between the Participant and the Company during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 11.Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 12.RSU Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

Section 13.No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.
Section 14.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including, but not limited to, all acts and documents related to compliance with federal and/or state securities and/or tax laws.
Section 15.No Part of Other Plans. The benefits provided under this Award Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company or its Subsidiaries or Affiliates to the Participant.
Section 16.Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
Section 17.Entire Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof; provided, that any confidentiality, invention assignment and/or restrictive covenant agreements by and between the Participant and the Company or any of its Subsidiaries shall not be superseded but shall continue in accordance with their terms.
Section 18.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
Section 19.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
Section 20.Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Award Agreement as of the day and year first above written.
BOWHEAD SPECIALTY HOLDINGS INC.

By:
Print Name:
Title:
PARTICIPANT

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